SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 25, 2012
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)

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Pennsylvania		27-2290659
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Registrant's telephone number, including area code:  (610) 933-2000

None
(Former name or former address, if changed since last report)

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Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 2.02                 Results of Operations and Financial Condition

On April 25, 2012, Customers Bancorp, Inc. (the “Company”) issued a press release announcing unaudited financial information for the quarter ended March 31, 2012, a copy of which is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 7.01                 Regulation FD Disclosure.

On April 25, 2012, the Board set the date of the 2012 Annual Meeting of shareholders (“Annual Meeting”) to be June 27, 2012, and set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement thereof, to be the close of business on May 2, 2012.

Item 8.01                 Other Events.

On April 25, 2012, the Board of Directors of the Company (the “Board”) adopted and approved, effective immediately upon filing with the Pennsylvania Department of State, the Company's Amended and Restated Articles of Incorporation (the “Restated Articles”).  The Restated Articles amended and restated the Company’s former Articles of Incorporation in their entirety, and primarily served to (i) consolidate and restate all operative provisions of the former Articles of Incorporation, as amended, into one document, and (ii) return all shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock, Series B which were previously authorized and issued, but have since been repurchased by the Company in their entirety, to the category of authorized but unissued shares of preferred stock of the Company, such that the certificates of designation filed by CBI with respect to each such series of preferred stock are deemed cancelled and of no further force or effect.

The foregoing summary is qualified in its entirety by reference to the full text of the Restated Articles, filed with the Pennsylvania Department of State, which are included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

On April 25, 2012, the Board also adopted and approved, effective immediately, the Company’s Amended and Restated Bylaws (the “Restated Bylaws”) pursuant to the authority granted by Section 10.01 of the Company’s former Bylaws.  The Restated Bylaws amended and restated the Company’s former Bylaws in their entirety, and primarily served to (i) revise the advance notice provisions related to shareholder nominations of directors and proposals of business to be considered by the shareholders at annual meetings, (ii) reduce the amount of time required for proper notice to be delivered with respect to meetings of the Executive Committee and special meetings of the Board, (iii) revise the procedures for director appointments to committees of the Board and amend the description of the duties of the Audit Committee, (iv) revise and specify certain matters as to the appointment, powers and duties of officers of the Company, (v) revise and clarify certain provisions regarding shares of the Company’s stock, including  matters relating to certificated and uncertificated shares and share transfers, and (vi) revise the Company’s obligations with respect to indemnification.

The foregoing summary is qualified in its entirety by reference to the full text of the Restated Bylaws, which are included as Exhibit 3.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01  Financial Statements And Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release announcing quarterly earnings, issued April 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By: /s/ Thomas R. Brugger
Name: Thomas R. Brugger
Title: Executive Vice President
and Chief Financial Officer

Date:  April 30, 2012

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation

3.2	Amended and Restated Bylaws

99.1	Press Release announcing quarterly earnings, issued April 25, 2012